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                                                                     EXHIBIT 5.1



                                                          VINSON & ELKINS L.L.P.
                                                           2300 FIRST CITY TOWER
                                                              1001 FANNIN STREET
Vinson & Elkins                                        HOUSTON, TEXAS 77002-6760
ATTORNEYS AT LAW                                        TELEPHONE (713) 758-2222
                                                              FAX (713) 758-2346
                                                                   www.velaw.com


June 20, 2003

Hanover Compressor Company
12001 North Houston Rosslyn Road
Houston, Texas 77086

Ladies and Gentlemen:

We have acted as counsel for Hanover Compressor Company, a Delaware corporation (the "Company"), and Hanover Compression Limited Partnership, a Delaware limited partnership ("HCLP"), with respect to certain legal matters in connection with the registration by the Company and HCLP under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale (a) by the Company from time to time pursuant to Rule 415 under the Securities Act of (i) unsecured debt securities of the Company ("Debt Securities"), in one or more series, consisting of notes, debentures or other evidences of indebtedness which may be either senior or subordinated in priority of payment and certain of which may be convertible into or exchangeable for common stock, par value $.001 per share, of the Company ("Common Stock") or other Securities (as defined below), (ii) shares of preferred stock, par value $.01 per share, of the Company, in one or more series ("Preferred Stock"), which may be issued in the form of depositary shares evidenced by depositary receipts (the "Depositary Shares"), (iii) shares of Common Stock, (iv) warrants to purchase Debt Securities, Preferred Stock, Depositary Shares, Common Stock or other securities ("Warrants"), (v) contracts to purchase shares of Common Stock or other securities of the Company at a future date or dates ("Stock Purchase Contracts"), (vi) stock purchase units ("Stock Purchase Units") consisting of a Stock Purchase Contract and Debt Securities, Preferred Stock, Warrants or debt obligations of third parties, including United States treasury securities, securing the holders' obligations to purchase the securities under the Stock Purchase Contracts, and (b) by HCLP from time to time pursuant to Rule 415 under the Securities Act of HCLP's guarantees of Debt Securities ("Guarantees"). The Company and HCLP have advised us that the aggregate initial offering prices of the Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Warrants, Stock Purchase Contracts, Stock Purchase Units and Guarantees offered by the Company and HCLP (collectively, the "Securities") will not exceed $700,000,000 or, if applicable, the equivalent thereof in any other currency or currency unit. The Company has advised us that the Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in a prospectus supplement contained in the Company's and HCLP's Registration Statement on Form S-3 (the "Registration Statement") to which this opinion is an exhibit.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Certificate of Incorporation and Amended and Restated Bylaws of the Company, each as amended to the date hereof; (ii) the Certificate of Limited Partnership and Limited Partnership Agreement of HCLP, each as amended to the date hereof; (iii) resolutions adopted by the Board

        AUSTIN . BEIJING . DALLAS . HOUSTON . LONDON . MOSCOW . NEW YORK
                         . SINGAPORE . WASHINGTON, D.C.

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Hanover Compressor Company
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June 20, 2003

of Directors of the Company (the Board of Directors, or to the extent permitted by Section 141 of the Delaware General Corporation Law (the "DGCL"), a duly constituted and acting committee thereof, being referred to herein as the "Board"); (iv) the Registration Statement; (v) a form of the Indenture for Senior Debt Securities (the "Senior Indenture") to be entered into between the Company and [___________________], in the form incorporated as an exhibit to the Registration Statement; (vi) a form of the Indenture for Subordinated Debt Securities (the "Subordinated Indenture") to be entered into between the Company and [________________________], in the form incorporated as an exhibit to the Registration Statement; and (vii) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law as we considered appropriate.

As to any facts material to the opinions contained herein, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

In connection with rendering the opinions set forth below, we have assumed that
(i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) each person signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity; (vi) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and comply with all applicable laws; (vii) one or more prospectus supplements will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby; (viii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and an applicable prospectus supplement;
(ix) the Senior Indenture and the Subordinated Indenture, together with any supplemental indenture or other instruments establishing a series of Debt Securities to be issued under any of the Indentures, will each be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us or with changes that do not affect the opinions given hereunder; (x) at the time of any offering or sale of any shares of Common Stock or Preferred Stock, that the Company will have at least such number of shares of Common Stock or Preferred Stock authorized, created and, if appropriate, reserved for issuance; (xi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (xii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Based on the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

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Hanover Compressor Company
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June 20, 2003

          (a) With respect to Debt Securities to be issued under the Senior Indenture, when (i) the Senior Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "TIA"); (ii) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; (iii) the terms of such Debt Securities and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Indenture and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, then upon payment of the consideration provided for therein, such Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Senior Indenture.

          (b) With respect to Debt Securities to be issued under the Subordinated Indenture, when (i) the Subordinated Indenture has been duly qualified under the TIA; (ii) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; (iii) the terms of such Debt Securities and of their issuance and sale and the terms of the Subordinated Indenture have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Subordinated Indenture and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, then upon payment of the consideration provided for therein, such Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Subordinated Indenture.

          (c) With respect to shares of Common Stock, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the offering thereof and related matters; and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (A) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, then upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein; or (B) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), such shares of Common Stock will be validly issued, fully paid and non-assessable.

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Hanover Compressor Company
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June 20, 2003

                  (d) With respect to shares of any series of Preferred Stock, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of the series, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating the series and fixing and determining the preferences, limitations and relative rights thereof and the filing of a statement with respect to the series with the Secretary of State of the State of Delaware as required under Section 151 of the DGCL (the "Certificate of Designation"); and (ii) certificates representing the shares of the series of Preferred Stock have been duly executed, countersigned, registered and delivered either
         (A) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, then upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein; or (B) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), the shares of the series of Preferred Stock will be validly issued, fully paid and non-assessable.

                  (e) With respect to Depositary Shares, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designation relating to the Preferred Stock underlying the Depositary Shares and the filing of the Certificate of Designation with the Secretary of State of the State of Delaware; (ii) the depositary agreement or agreements relating to the Depositary Shares and the related depositary receipts have been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company; (iii) the shares of Preferred Stock underlying the Depositary Shares have been deposited with a bank or trust company (which meets the requirements for the depositary set forth in the Registration Statement) under the applicable depositary agreements; and (iv) the depositary receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered either (A) in accordance with the appropriate depositary agreement approved by the Board, then upon payment of the consideration therefore provided for therein; or (B) upon conversion, exchange or exercise of any other Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board, the Depositary Shares will be legally issued.

                  (f) With respect to the Warrants, when (i) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters; (ii) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company; and (iii) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement or agreements and the applicable definitive purchase, underwriting or similar

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Hanover Compressor Company
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         agreement approved by the Board, then upon payment of the consideration provided for therein, the Warrants will be legally issued.

                  (g) With respect to Stock Purchase Contracts, when (i) the purchase agreement for the Stock Purchase Contracts has been duly authorized and validly executed by the parties thereto; (ii) the Board has taken all necessary corporate action to approve and establish the terms of the Stock Purchase Contracts and to authorize and approve the issuance thereof, the terms of the offering and related matters; and
         (iii) the Stock Purchase Contracts have been duly executed and delivered in accordance with the purchase agreement and the applicable definitive purchase, underwriting or similar agreement approved by or on behalf of the Board, then upon payment of the consideration therefore provided for therein, the Stock Purchase Contracts will be legally issued.

                  (h) With respect to Stock Purchase Units, when (i) the purchase agreement for the Stock Purchase Units has been duly authorized and validly executed by the parties thereto, (ii) the Board has taken all necessary corporate action to approve and establish the terms of the Stock Purchase Units and to authorize and approve the issuance thereof, the terms of the offering and related matters; and
         (iii) the Stock Purchase Units have been duly executed and delivered in accordance with the purchase agreement and the applicable definitive purchase, underwriting or similar agreement approved by or on behalf of the Board, then upon payment of the consideration therefor provided therein, the Stock Purchase Units will be legally issued.

                  (i) With respect to Guarantees to be issued under the Senior Indenture or the Subordinated Indenture, when (i) the Senior Indenture or the Subordinated Indenture, as the case may be, has been duly qualified under the TIA; (ii) the general partner of HCLP has taken all necessary action to approve the issuance and terms of such Guarantees, the terms of the offering thereof and related matters; (iii) the terms of such Guarantees and of their issuance and sale and the terms of the Senior Indenture or the Subordinated Indenture, as the case may be, have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon HCLP and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over HCLP; and (iv) such Guarantees have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Indenture or the Subordinated Indenture, as the case may be, and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the general partner of HCLP, then upon payment of the consideration provided for therein, such Guarantees will be legally issued and will constitute valid and binding obligations of HCLP, enforceable against HCLP in accordance with their terms and will be entitled to the benefits of the Senior Indenture or the Subordinated Indenture, as the case may be.

The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or Security may be limited by or subject to (i) bankruptcy, insolvency, fraudulent

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Hanover Compressor Company
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June 20, 2003

transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, and general equitable or public policy principles, and (ii) with respect to any Debt Securities denominated in a currency other than United States dollars, the requirement that a claim (or a foreign currency judgment in respect of such a claim) with respect to such Securities be converted to United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or governmental authority.

We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Senior Indenture or the Subordinated Indenture that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

The foregoing opinions are limited in all respects to the laws of the Delaware General Corporation Law (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the laws of the State of New York and the federal laws of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption "Legal Matters." By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

                                       Very truly yours,

                                       /s/ VINSON & ELKINS L.L.P.

                                       Vinson & Elkins L.L.P.